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                                                                    EXHIBIT 23.2

                          INDEPENDENT AUDITOR'S CONSENT

         We consent to the incorporation by reference in this Registration Statement of ONCOR, Inc., on Form S-3, relating to the sale of Common Stock, of our report dated June 15, 1994, regarding Biological Detection Systems, Inc. Instrument Business, appearing in the current report on Form 8-K dated May 23, 1994, as amended by Form 8K/A, dated July 20, 1994, and to the reference to us under the heading "Experts" in the prospectus, which is a part of such Registration Statement.


/s/ FERRARO & MCMURTRY, P.C.
----------------------------
Ferraro & McMurtry, P.C.
(Formerly Ferraro Krebs & McMurtry, P.C.)
Pittsburgh, Pennsylvania

January 4, 1996